pro November 2025 Larimar Therapeutics Corporate Deck

Forward-Looking Statements This presentation contains forward-looking statements that are based on Larimar’s management’s beliefs and assumptions and on information currently available to management. All statements contained in this presentation other than statements of historical fact are forward-looking statements, including but not limited to statements regarding Larimar’s ability to develop and commercialize nomlabofusp and any other planned product candidates, Larimar’s planned research and development efforts, including the timing of its nomlabofusp clinical trials, interactions and filings with the FDA, expectations regarding the timing of the BLA submission, the expectations of the timing of, and potential for, accelerated approval or accelerated access, time to launch and market and overall development plans and other matters regarding Larimar’s business strategies, ability to raise capital, use of capital, results of operations and financial position, and plans and objectives for future operations. In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, the success, cost and timing of Larimar’s product development activities, nonclinical studies and clinical trials, including nomlabofusp clinical milestones and continued interactions with the FDA, and Larimar’s ability to timely implement the revised dosing regimen in its clinical program for nomlabofusp; that preliminary clinical trial results may differ from final clinical trial results, that earlier non-clinical and clinical data and testing of nomlabofusp may not be predictive of the results or success of later non-clinical or clinical trials, and assessments; delays in patient recruitment, including as a result of changes in clinical protocols and adverse events; that the FDA may not ultimately agree with Larimar’s nomlabofusp development strategy; the potential impact of public health crises on Larimar’s future clinical trials, manufacturing, regulatory, nonclinical study timelines and operations, and general economic conditions; Larimar’s ability and the ability of third-party manufacturers Larimar engages, to optimize and scale nomlabofusp’s manufacturing process; Larimar’s ability to obtain regulatory approvals for nomlabofusp and future product candidates; Larimar’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators, and to successfully commercialize any approved product candidates; Larimar’s ability to raise the necessary capital to conduct its product development activities; and other risks described in the filings made by Larimar with the Securities and Exchange Commission (SEC), including but not limited to Larimar’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC and available at www.sec.gov. These forward-looking statements are based on a combination of facts and factors currently known by Larimar and its projections of the future, about which it cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this presentation represent Larimar’s management’s views only as of the date hereof. Larimar undertakes no obligation to update any forward-looking statements for any reason, except as required by law.

Nomlabofusp – First Potential Disease Modifying Therapy for Friedreich’s Ataxia Initial 50 mg Open Label Study Data Supports Therapeutic Potential of Nomlabofusp Increased skin FXN levels and consistent directional improvement in clinical outcomes 100% of participants with data at 6 months achieved skin FXN levels over 50% of median levels in healthy volunteers (which is similar to levels in asymptomatic carriers) mFARS (primary outcome measure in other clinical studies) median score improvement of 2.25 in OL study participants after 1 year relative to a worsening of a median 1.00 observed in FACOMS natural history reference population Consistent directional improvements observed after 1 year across 4 key clinical outcomes (mFARS, FARS-ADL, 9-HPT, MFIS) suggest a potential for clinical benefit relative to a worsening in the FACOMS reference population Long-term safety observations with daily nomlabofusp Of 39 participants in OL study (65 total participants who received at least 1 dose in all nomlabofusp studies): 7 experienced anaphylaxis in the first 6 weeks of dosing; all returned to usual state of health after standard treatment Of the 39 participants in the OL study, 10 did not have prior exposure to nomlabofusp; 1 of these 10 experienced anaphylaxis (this participant is one of the 7 previously described cases) Larimar is modifying its starting dose regimen to mitigate the risk of anaphylaxis. Nomlabofusp was generally well tolerated with long-term daily dosing including 14 on treatment for at least 6 months and 8 for over 1 year; most common AEs were mild/moderate local ISRs and did not lead to any withdrawals FXN: frataxin; FACOMS: Friedreich’s Ataxia Clinical Outcome Measures Study; AE: Adverse events; ISRs: Injection site reactions; BLA: Biologics License Application . Continue targeting BLA submission Q2 2026 The BLA will pursue accelerated approval based on increases in skin FXN levels as further demonstrated in this data Based on these compelling data, we continue to target the BLA filing for Q2 2026 and believe that nomlabofusp could be the first disease modifying therapy for patients with FA $175.4 million cash and investments as of September 30, 2025, with projected cash runway into Q4 2026

Friedreich's Ataxia (FA): A rare and progressive disease

Genetic defect on both alleles lowers frataxin levels	Most patients with FA only produce ~20-40% of normal frataxin (FXN) levels depending on the tissue, sampling technique, and assay considered*
Affects ~20,000 patients globally	~5,000 patients in the U.S., with most remaining patients in Europe ~70% of patients present before age 14
Progressive disease	Initial symptoms include unsteady posture and frequent falling, and patients are eventually confined to a wheelchair Life expectancy of 30-50 years with an early death usually caused by heart disease
Unmet Medical Need	The only treatment currently approved for FA does not address frataxin deficiency



Larimar is developing nomlabofusp, the first potential disease modifying therapy designed to systemically address the underlying FXN deficiency in FA

* E.C. Deutsch et al. Molecular Genetics and Metabolism 101 (2010) 238–245.

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Nomlabofusp is Designed to Deliver Additional Frataxin Nomlabofusp (CTI-1601) maintains the cleavage site between the MTS and mature human frataxin (FXN) The presence of the cleavage site allows the CPP and MTS to be removed by mitochondrial processing peptidase to produce mature human FXN in the mitochondria Structure of Endogenous FXN Structure of nomlabofusp Cleavage by mitochondrial processing peptidase (MPP) at this site produces mature human FXN in mitochondria Mitochondrial Targeting Sequence (MTS) Mature Human FXN Cleavage by mitochondrial processing peptidase (MPP) at this site produces mature human FXN in mitochondria Mature Human FXN Cell Penetrating Peptide (CPP) Mitochondrial Targeting Sequence (MTS)

FXN Levels Clearly Predict Disease Progression in FA

Lower FXN levels are associated with earlier onset of disease, faster rate of disease progression, and shorter time to loss of ambulation

Median Age of Onset and Rate of Disease Progression in Relation to FXN Levels

FXN Level* (% of Normal Level)	Age of Onset (Years)	FARS** (Change/Year)
11.2	7	2.9
22.0	11	2.1
31.0	16	2.0
48.7	19	1.6

Adapted from H.L.Plasterer et al. PLoS ONE 2013 8(5):e63958

Median Age of Onset Predicts Time to Loss of Ambulation

Age of Onset (Years)	Median Time to Loss of Ambulation (Years)
< 15	11.5
15 to 24	18.3
> 24	23.5

Adapted from C. Rummey et al. EClinicalMedicine. 2020 18:100213

Larimar Therapeutics

*FXN levels measured in peripheral blood mononuclear cells (PBMCs). FXN levels as measured by % of normal demonstrated to be equivalent in PBMCs, buccal cells, and whole blood.
**FARS: Friedreich's ataxia rating score, measures disease progression with a higher score indicating a greater level of disability.

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Nomlabofusp Long-term Open Label Study

Expanding Open Label Study*: Now Includes Adolescents and Participants not in Prior Nomlabofusp Studies Initially, participation in a prior Phase 1 or Phase 2 trial required Expanded study criteria to include: Adolescents (12-17 yrs) from the PK run-in study Participants not in prior studies Plan to enroll children (2 to 11 yrs) directly in study Key Study Objectives Safety and tolerability Long-term PK Skin FXN concentrations Clinical efficacy measures compared to FACOMS** database *Due to inclusion of participants who have not participated in prior nomlabofusp clinical studies, this study is now referred to as Open Label Study (previously called the Open Label Extension study) **FACOMS: Friedreich’s Ataxia Clinical Outcome Measures Study Daily subcutaneous injections self-administered or by a caregiver 25 mg nomlabofusp 50 mg nomlabofusp*** Participants switched from 25 mg to 50 mg dose from Nov 2024 to Q1 2025 Patient Population ***Larimar is modifying the starting dosing regimen to include: Antihistamines 5 days prior to first dose and for 90 days after first dose 5 mg test dose followed by a 25 mg dose 1 hour later; then 25 mg daily for first 30 days; after 30 days the dose will be increased to 50 mg once daily Continue dispensing epinephrine auto-injector such as Epi-Pen, to be administered in the event of anaphylaxis Larimar provided FDA full data update including safety, FXN and clinical data, and FDA agreed with our approach

Median Change from Baseline in Skin FXN Levels* \ * Median Skin FXN Levels* Increases in Skin FXN Levels are Sustained Over Time 100% of Participants at Day 180 had Skin FXN Levels >50% of Healthy Volunteers Dotted Line indicates 50% of healthy volunteers FXN level *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample. Data represent median and 25th and 75th percentiles. Data include all participants with quantifiable FXN levels at baseline and at least 1 post-baseline FXN level.

100% of OL Study Participants on Nomlabofusp Achieved FXN Levels by Day 180 that are Over 50% of Healthy Volunteers Percentage of Participants* with Skin FXN Levels > 8.2 pg/µg** (50% of the median FXN concentration found in healthy volunteers) Baseline Day 30 Day 90 Day 180 0% 0/18 33% 6/18 43% 6/14 100% 10/10 *Data include all participants with quantifiable levels at each measurement point who had received 25 mg, 50 mg or had the dose increased from 25 mg to 50 mg **8.2 pg/µg represents 50% of the median FXN concentration

Skin FXN Levels Achieve Higher % of Healthy Volunteers’ FXN Levels* Following Daily Nomlabofusp % of Average HV Baseline < 12.5% 12.5 ≤ 25% 25% ≤ 37.5% > 37.5% *% of average healthy volunteers (HV) FXN level is calculated by dividing each participant's FXN level by the average FXN level (16.34 pg/µg) from the noninterventional healthy volunteer study (N=60) Data include all participants with quantifiable FXN levels at baseline and Day 90/Day 180 Baseline as a percentage of average FXN level in HV FXN levels increased from baseline and reached > 50% of average FXN level in HV FXN levels increased from baseline and reached 25% to < 50% of average FXN level in HV Day 90 Baseline Day 180

Absolute Skin FXN Levels Increase Over Time with Nomlabofusp* Treatment in the Open Label Study FXN = frataxin; IQR = interquartile range Note: Median skin FXN levels in Larimar’s noninterventional healthy volunteer study= 16.34 pg/µg * Data include all participants with quantifiable FXN levels at each measurement point who had received 25 mg, 50 mg or had the dose increased from 25 mg to 50 mg

Disease Characteristics – OL Study & FACOMS Reference Population Nomlabofusp* FACOMS Age of screening (years) n 38 370 Mean (SD) 30.2 (10.94) 27.5 (9.30) Min, Max 12, 55 12, 54 Age of symptom onset (years) n 38 370 Mean (SD) 12.7 (6.09) 13.8 (5.50) Min, Max 5, 30 5,30 Baseline mFARS Total Score n 38 370 Mean (SD) 55.7 (17.05) 49.7 (14.5) Min, Max 23.3, 85.5 23.3, 80.5 Nomlabofusp* FACOMS Baseline FARS-ADL Overall Score n 38 370 Mean (SD) 17.5 (6.84) 14.2 (5.70) Min, Max 2, 27 2, 27 Baseline 9-HPT Average Time of Dominant Hand(s) n 34 370 Mean (SD) 95.4 (67.65) 124.8 (51.90) Min, Max 35.8, 277.3 36.7, 276.5 Baseline MFIS Overall Score n 38 370 Mean (SD) 33.2 (15.05) 31.8 (15.60) Min, Max 2, 79 2, 78 FACOMS longitudinal natural history study (N = 955) includes participants with confirmed FA diagnosis Larimar identified participants from the FACOMS dataset with similar range of baseline characteristics of participants in the OL study using data recorded over the last 4 years for each participant *Participants in open label study included 58% female, 53% with exposure to omaveloxolone and 53% non-ambulatory

Improvements Across Clinical Outcomes with Nomlabofusp Relative to Worsening in FACOMS Study Supports Potential Clinical Benefits mFARS [0- 93] FARS-ADL [0- 36] 9-HPT Dominant Hand MFIS [0- 84] Statistic Nomlabofusp FACOMS1 Nomlabofusp FACOMS1 Nomlabofusp FACOMS1 Nomlabofusp FACOMS1 Baseline Median (IQR) 54.75 (41.2, 71.0) 50.00 (37.0, 61.0) 17.75 (13.0, 24.5) 14.50 (10.0, 18.5) 71.95 (49.6, 114.8) 113.50 (86.5, 148.5) 34.00 (20.0, 34.0) 32.00 (21.0, 42.0) n 38 370 38 370 34 370 38 370 Change from Baseline at 1 year Median (IQR) -2.25 (-3.75, -0.25) 1.00 (-1.5, 4.0) -0.50 (-2.0, 1.0) 0.50 (-1.0, 2.5) -7.40 (-38.8, -2.5) 3.40 (-4.5, 18.0) -6.50 (-17.5, 4.0) 1.502 (-9.5, 11.0) n 8 185 8 237 7 219 8 136 IQR = interquartile range 1 Based on the range of baseline characteristics of participants in the OL study, Larimar identified patients from the FACOMS dataset with similar characteristics using data recorded over the last 4 years for each patient 2 Modified Fatigue scale presented here is at Month 24 because it was not assessed at Month 12

Nomlabofusp Safety Observations with Long-term Treatment Larimar is modifying the starting dose regimen to include: Antihistamines 5 days prior to first dose and for 90 days after first dose 5 mg test dose followed by a 25 mg dose 1 hour later and then 25 mg daily for the first 30 days; after 30 days the dose will be increased to 50 mg daily Continue dispensing epinephrine auto-injector, such as EpiPen, to be administered in the event of anaphylaxis Larimar provided the FDA a full data update including the safety, FXN, and clinical data. FDA agreed with the new dosing regimen and Larimar is implementing the change 7 of 39 participants in OL study (65 total participants received at least 1 dose of nomlabofusp across all studies) experienced anaphylaxis Most events occurred on the initial day of administration, and all occurred within the first 6 weeks of dosing All returned to usual state of health after standard treatment Of the 39 participants in the OL study, 10 did not have prior exposure to nomlabofusp; 1 of these 10 experienced anaphylaxis (this participant is one of the 7 previously described cases) Nomlabofusp with long-term daily dosing was generally well tolerated, including 14 on treatment for at least 6 months and 8 for over 1 year Most common AEs were mild/moderate local ISRs and did not lead to any withdrawals AE: Adverse events; ISR: Injection site reaction

Key Clinical Data From Prior Studies

Interest from FDA in Exploring the Correlation Between Lipids and FXN Concentrations Decreases in elevated lipids in adults with FA* observed after nomlabofusp treatment *Samples from Phase 2 dose exploration study evaluating nomlabofusp 25 mg (Cohort 1) and 50 mg (Cohort 2) or placebo via subcutaneous injection daily for 14 days followed by alternate day administration for 14 days. Plasma samples were collected before, during, and after treatment for lipid profiling. Healthy volunteer (HV) data is from Larimar’s non-interventional HV study Select Baseline Triglyceride (TG) Profiles Post-Treatment TG Profiles (D28) Data presented at the International Congress for Ataxia Research, November 2024

Nomlabofusp PK Profile Consistent Across Studies

Global Phase 3 Double-blind Placebo-controlled Study Qualifying sites in U.S., Europe, U.K., Canada, and Australia 18 months of treatment Ambulatory participants 2 - 40 years of age (~2/3 under 21 years of age) n = 100 – 150 Key Study Objectives Safety and tolerability Upright stability (U.S.) and mFARS (Europe) as primary outcome measures Daily subcutaneous injections self-administered or by a caregiver Placebo 50 mg nomlabofusp Patient Population

Potential Path to Bring Nomlabofusp to Patients Worldwide Received feedback from FDA and EMA on study protocol Sites in the U.S., Europe, U.K., Canada, and Australia currently being qualified Global Phase 3 Study* Update on open label study status and regulatory discussions in Q1 2026 BLA submission seeking accelerated approval targeted in Q2 2026 U.S. launch targeted for early 2027 Next Steps Plan to continue enrolling participants on new starting dose regimen with long-term 50 mg dose, including adolescents and those new to a nomlabofusp study Continue introducing lyophilized dosage form Planning to enroll children (2 - 11 yrs of age) directly into the study Open Label Study *Study will initiate with participants 12-40 yrs of age and will change to 2-40 yrs when dose is confirmed in children 2-11 yrs of age Orphan Drug (US & EU) Rare Pediatric Disease (US) Fast Track (US) PRIME (EU) ILAP (UK-MHRA) START Pilot (US) Received FDA Agreement on strategy for potency testing of nomlabofusp; commercial scale PPQ in progress

Nomlabofusp Advancing Towards BLA Submission for FA First potential disease modifying therapy Designed to systemically address FXN deficiency in FA FDA clarity on key BLA elements BLA based on skin FXN levels as potential surrogate endpoint Positive long-term data Increased skin FXN levels similar to asymptomatic carriers and consistent directional improvement across 4 key clinical outcome measures BLA submission seeking accelerated approval targeted Q2 2026 U.S. launch targeted for early 2027

Appendix Larimar Therapeutics

2015 2020 2030 2035 2040 2045 2050 2055 2010 2025 Nomlabofusp Composition of Matter and Methods of Treatment US 11,459,363 and US 12,180,253 (Exclusive license from Indiana University) US continuation and foreign applications pending Expiration July 2040 Composition of Matter Larimar Technology is Supported by a Strong IP Portfolio Granted nomlabofusp (CTI-1601) composition of matter patent extends into 2040 Additional nomlabofusp IP protection US and foreign pending applications and patents cover key biomarkers, analytical tools and methods of treatment for additional disease indications for nomlabofusp Nomlabofusp should be eligible for 12 years of market exclusivity upon approval in the US (independent of patents) and at least 10 years of market exclusivity upon approval in EU (independent of patents) Pending Granted Platform Formulation and Methods of Quantifying Nomlabofusp Platform Technology: Molecules for Protein Delivery US 11,891,420, US 12,091,437 and US 12,351,611 US continuations and foreign applications pending Pharmaceutical Compositions Comprising Nomlabofusp US 12,390,509 US continuation and foreign applications pending Methods of Quantifying Nomlabofusp US 2022-0276258 US and foreign applications pending Expiration December 2041 Est. Expiration July 2040 Expiration: August 2041 for ‘420 patent (with PTA) March 2041 for “437 and ‘611 patents

Mitochondrial Localization and Preclinical Data

Nomlabofusp Transduction of Cells In Vitro Leads to hFXN Located in Mitochondria


FXN staining
TOMM20 (mitochondria) staining
FXN co-localizes with TOMM20
FXN DAPI
TOMM20 DAPI
FXN TOMM20 DAPI

- Rat cardiomyocytes (H9C2) were transduced with nomlabofusp
- Cells were fixed and analyzed by immunofluorescence microscopy to detect the presence of human frataxin (hFXN) and TOMM20 (a mitochondrial outer membrane protein)
- Nuclei were stained with DAPI

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Nomlabofusp Extends Survival in FXN-deficient KO Mice Median survival of MCK-Cre FXN-KO mice 166 days (nomlabofusp) vs. 98 days (Vehicle) Nomlabofusp administered 10 mg/kg SC every other day Survival beyond vehicle mean (107.5 days) 87.5% (nomlabofusp) vs. 33% (Vehicle) Demonstrates that nomlabofusp is capable of delivering sufficient amounts of FXN to mitochondria Days Percent Survival Nomlabofusp (CTI-1601) rescues a severe disease phenotype in a well-characterized cardiac mouse model of FA P=0.0001 Initial proof-of-concept for FXN replacement therapy in cardiac mouse model of FA

Nomlabofusp Prevents Development of Ataxic Gait in Neurologic KO Mouse Model hFXN replacement with nomlabofusp prevents development of ataxic gait Nomlabofusp-treated mice survive longer than untreated mice Human frataxin present in brain, dorsal root ganglia and spinal cord demonstrating central nervous system penetration In-Vivo Efficacy Data in Pvalb-Cre FXN-KO Mouse Model Single dose level: 10 mg/kg nomlabofusp or vehicle given intraperitoneally three times per week

Nomlabofusp Delivers hFXN to Mitochondria and Restores SDH Activity in KO Mice Mitochondria hFXN concentration increases dose-dependently Given subcutaneously, nomlabofusp functionally replaces hFXN in mitochondria of KO mice MPK = mg/kg MPK = mg/kg Mitochondrial FXN (Heart) SDH Activity (Muscle) Succinate dehydrogenase (SDH) activity, which is indicative of mitochondrial function, increases in a dose-dependent manner after administration of nomlabofusp; activity plateaus at 30 mg/kg and is equivalent to activity in wild type Study Design – Cardiac and skeletal muscle FXN knockout mice (MCK-CRE) were treated at varying SQ doses of nomlabofusp every other day for two weeks at Jackson Laboratories (Bar Harbor, ME). After dosing, animals were sacrificed, and heart and skeletal muscle were evaluated for hFXN concentration in mitochondrial extracts and SDH activity was assessed.

Nomlabofusp Prevents Left Ventricle Dilation in KO Mice

Study Design – Cardiac and skeletal muscle FXN knockout mice (MCK-CRE) were treated at 10 mg/kg every other day at Jackson Laboratories (Bar Harbor, ME). Echocardiograms were performed pre-dose and post dose.

Left Ventricle Internal Diameter (Systole)



****
Diameter (mm)
0
1
2
3
4
5
0
2
4
6
8
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Age in Weeks
KO: CTI-1601
KO: Vehicle
Wild-type: Vehicle

Left ventricular (LV) volume increases in systole in untreated mice by 8 weeks (after 4 weeks of dosing with vehicle), but remains similar to wildtype when treated with nomlabofusp (10 mg/kg every other day)

Left Ventricle Volume (Systole)



Volume (µL)
0
20
40
60
80
100
****
0
2
4
6
8
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Age in Weeks

Nomlabofusp-treated mice have similar LV volume as wild type; echocardiogram shows significant differences between vehicle and nomlabofusp treated (10 mg/kg every other day) KO mice

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Nomlabofusp Preserves Left Ventricle Function in KO Mice

Study Design – Cardiac and skeletal muscle FXN knockout mice (MCK-CRE) were treated at 10 mg/kg every other day at Jackson Laboratories (Bar Harbor, ME). Echocardiograms were performed pre-dose and post dose.

Left Ventricle Ejection Function


80
60
40
20
0
Percent Change
*
****
0
2
4
6
8
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Age in Weeks
KO: CTI-1601
KO: Vehicle
Wild-type: Vehicle

Left Ventricle Fractional Shortening


50
40
30
20
10
0
Percent Change
**
****
0
2
4
6
8
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Age in Weeks

Left ventricular (LV) function drops significantly in vehicle treated mice by Week 8

Nomlabofusp-treated (10 mg/kg every other day) mice have similar LV function as wildtype; echocardiogram shows significant differences between vehicle and nomlabofusp treated KO mice

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Phase 1 Clinical Data

CTI-1601: Phase 1 Clinical Program in Patients with FA Phase 1 Development Plan Two double-blind, placebo-controlled dosing trials in patients with FA Patient dosing began December 2019 Safety Review Committee assessed all blinded data between each cohort to ensure patient safety Number of subjects: 28 Dose levels: 25 mg, 50 mg, 75 mg and 100 mg (subcutaneous administration) Treatment Duration: 1 day 1º Endpoint: Safety and tolerability 2º Endpoints: PK; PD; FXN levels; multiple exploratory Status: Complete Single Ascending Dose (SAD) Number of Subjects: 27 Dose Range: 25 mg, 50 mg, 100 mg (subcutaneous administration) Treatment Regimen: Multiple increasing doses administered subcutaneously over 13 days 1º Endpoint: Safety and tolerability 2º Endpoints: PK; PD; FXN levels (buccal cells, platelets, optional skin biopsies); multiple exploratory Status: Complete Multiple Ascending Dose (MAD) Eligible patients from SAD trial could enroll in MAD trial Program consisted of double-blind, placebo controlled single- and multiple-ascending dose trials

Completed Phase 1 Multiple Ascending Dose Study Treatment Schedules for Each Cohort- nomlabofusp (CTI-1601) or placebo 13-day Treatment Period Cohort 2 (50 mg; n = 9) 2 3 4 5 1 6 7 8 9 10 11 12 13 14 = Administration of nomlabofusp or placebo = No Administration 13-day Treatment Period Cohort 1 (25 mg; n = 8) 2 3 4 5 1 6 7 8 9 10 11 12 13 14 = Administration of nomlabofusp or placebo = No Administration 13-day Treatment Period Cohort 3 (100 mg n = 10) 2 3 4 5 1 6 7 8 9 10 11 12 13 14 = Administration of nomlabofusp or placebo = No Administration FXN Level Sampling Days Presented for Each Cohort Cohort 1 Sampling Days Buccal Cells Baseline, Day 4, Day 13 Skin Baseline, Day 13 Platelets Baseline, Day 4, Day 13 Cohort 2 Sampling Days Buccal Cells Baseline, Day 7, Day 13 Skin Baseline, Day 13 Platelets Baseline, Day 7, Day 13 Cohort 3 Sampling Days Buccal Cells Baseline, Day 7, Day 13 Skin Baseline, Day 13 Platelets Baseline, Day 7, Day 13

Dose Dependent Increases in FXN Levels Observed in Skin and Buccal Cells in Phase 1 *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample; Data represent median and 25th and 75th percentiles; FXN levels from Day 4, & Day 13 measurements are shown for data derived from the 25 mg cohort; FXN levels from Day 7 & Day 13 measurements are shown for data derived from the 50 & 100 mg cohorts; FXN* Change from Baseline By Dose Group (Skin Cells) FXN* Change from Baseline By Dose Group (Buccal Cells) Placebo: Participants randomized to placebo in each cohort 25 mg: Dosed daily for 4 days, every third day thereafter 50 mg: Dosed daily for 7 days, every other day thereafter 100 mg: Dosed daily for 13 days

MAD Trial Patient Demographics Parameter Statistic All placebo (n=7) 25 mg CTI-1601 (n=6) 50 mg CTI-1601 (n=7) 100 mg CTI-1601 (n=7) All CTI-1601 (n=20) Overall (n=27) Sex Male n (%) 5 (71.4) 3 (50.0) 4 (57.1) 3 (42.9) 10 (50.0) 15 (55.6) Female n (%) 2 (28.6) 3 (50.0) 3 (42.9) 4 (57.1) 10 (50.0) 12 (44.4) Age (years) Mean 25.7 39.7 34.7 28.0 33.9 31.7 SD 6.37 16.59 9.03 8.96 12.13 11.40 Median 23 37 36 24 34 28 Min, Max 20,36 21,65 19,47 20,44 19,65 19,65 Race White n (%) 6 (85.7) 6 (100.0) 6 (85.7) 6 (85.7) 18 (90.0) 24 (88.9) Asian n (%) 0 0 1 (14.3) 1 (14.3) 2 (10.0) 2 (7.4) American Indian n (%) 1 (14.3) 0 0 0 0 1 (3.7) Ethnicity Hispanic/Latino n (%) 2 (28.6) 0 0 0 0 2 (7.4) Not Hispanic/Latino n (%) 5 (71.4) 6 (100.0) 7 (100.0) 7 (100.0) 20 (100.0) 25 (92.6) SD: Standard deviation

MAD Trial Patient Disease Characteristics Parameter Statistic All placebo (n=7) 25 mg CTI-1601 (n=6) 50 mg CTI-1601 (n=7) 100 mg CTI-1601 (n=7) All CTI-1601 (n=20) Overall (n=27) Age at Symptom Onset Mean 14.1 24.0 19.3 11.9 18.1 17.1 SD 5.34 14.48 6.21 6.72 10.37 9.39 Median 15.0 18.0 19.0 10.0 18.0 16.0 Min, Max 8,23 12,44 8,28 5,22 5,44 5,44 Age at Diagnosis Mean 18.3 31.5 26.4 15.9 24.3 22.7 SD 7.87 19.88 4.28 8.21 13.24 12.23 Median 20.0 25.5 28.0 13.0 27.0 21.0 Min, Max 9,32 14,64 17,30 5,27 5,64 5,64 Assistive Device Walker n (%) 0 2 (33.3) 3 (42.9) 0 5 (25.0) 5 (18.5) Wheelchair n (%) 4 (57.1) 3 (50.0) 1 (14.3) 6 (85.7) 10 (50.0) 14 (51.9) Other n (%) 1 (14.3) 0 1(14.3) 0 1 (5.0) 2 (7.4) None n (%) 2 (28.6) 1 (16.7) 2 (28.6) 1 (14.3) 4 (20.0) 6 (22.2) SD: Standard deviation

Summary of MAD Trial PK Analyses CTI-1601 was quickly absorbed after subcutaneous administration Dose-proportional increases in exposure observed with increasing doses of CTI-1601 Mean half life of CTI-1601 in plasma was approximately 11 hours CTI-1601 appeared to be at or close to steady state exposure after 13 days of dosing 100 mg once daily PK analyses support evaluating once-daily and every-other-day dosing regimens for CTI-1601

Phase 2 Dose Exploration Data

Completed Ph 2 Dose Exploration Study (25 & 50 mg Cohorts)

Goal: Further characterize PK/PD and assess safety to inform long-term dose and dose regimen

28-day Treatment Period - nomlabofusp (CTI-1601) or placebo

1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16	17	18	19	20	21	22	23	24	25	26	27	28
■	■	■	■	■	■	■	■	■	■	■	■	■	■	□	■	□	■	□	■	□	■	□	■	□	■	□	■

■ (green) = Subcutaneous administration of nomlabofusp (CTI-1601) or placebo

□ (grey) = No Administration

Study Details

Population	Ambulatory and non-ambulatory Friedreich's ataxia patients ≥18 years of age Nomlabofusp (CTI-1601) treatment naïve or participated (if eligible) in a previous Larimar study
Dose	**Cohort 1:** 25 mg **Cohort 2:** 50 mg
Key Endpoints	Frataxin levels in peripheral tissue, PK, safety and tolerability; other exploratory endpoints include lipids and gene expression levels
Number of Patients	**Cohort 1:** Enrolled 13 participants (9 on nomlabofusp; 4 on placebo) **Cohort 2:** Enrolled 15 participants (10 on nomlabofusp; 5 on placebo)
Key Results	Generally well tolerated; most common adverse events were mild and moderate injection site reactions Dose dependent increases of frataxin levels in tissues tested (skin and buccal cells) Baseline FXN levels in skin cells in the 50 mg cohort were < 17% of the average of healthy volunteers. After daily dosing for 14 days, FXN levels increased to 33% to 59% of the average of the healthy volunteers

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Dose-Dependent Increase in FXN Levels in Skin Cells Participants dosed daily for 14 days, then every other day until day 28 FXN Levels* in Skin Cells Change from Baseline** FXN Levels* in Skin Cells Change from Baseline at Day 14 *FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations are normalized to total cellular protein content in each sample. Data represent median and 25th and 75th percentiles. Only participants with quantifiable levels at both baseline and Day 14 are included in the figures. **Median baseline FXN levels in patients were 3.5 pg/µg for the placebo, 3.7 pg/µg for the 25 mg cohort and 2.1 pg/µg for the 50 mg cohort. Placebo 25 mg cohort 50 mg cohort Placebo 25 mg cohort 50 mg cohort Day 14 (QD, 1-14) Day 28 (QOD, 15-28)

Skin Cell FXN Levels Achieve Higher % of Healthy Volunteers* Following 14 days of Daily Nomlabofusp Only participants with quantifiable levels at baseline and day 14 are included in the figures. *% of healthy volunteer FXN level is calculated by dividing each participant's FXN level by the average FXN level (16.34 pg/µg) from the noninterventional healthy volunteer study (N=60). 25 mg of Nomlabofusp 50 mg of Nomlabofusp Baseline FXN levels as a % of average FXN level in healthy volunteers FXN levels increased from baseline and reached > 50% of average FXN level in healthy volunteers FXN levels increased from baseline and reached 25% to < 50% of average FXN level in healthy volunteers % of healthy volunteer FXN level % of healthy volunteer FXN level

Increase Towards Normal Gene Expression in Adults with FA* Observed After Nomlabofusp Treatment Select Baseline Gene Expression Patients with FA* vs. Healthy Volunteers (HV)** Post-treatment Changes in Gene Expression From Baseline Data presented at the International Congress for Ataxia Research, November 2024 *Samples from Phase 2 dose exploration study evaluating nomlabofusp 25 mg (Cohort 1) and 50 mg (Cohort 2) or placebo via subcutaneous injection daily for 14 days followed by alternate day administration for 14 days. Buccal samples were collected before, during, and after treatment for gene expression profiling **Data from Larimar’s non-interventional healthy volunteer study No different than HV

Additional Phase 1 and 2 Data Presented at the International Congress for Ataxia Research, November 2024

Nomlabofusp Clinical Studies Included a Broad, Representative Population of Adults with FA

Broad population of adults with FA included in Phase 1 and 2 Studies

Age of onset between 5 - 60 years with a median age of onset of 15 yrs

81% of participants had FXN levels at baseline less than 30% of healthy controls and 37% of participants had less than 20%

Over 50% of participants were non-ambulatory at baseline

*18 subjects participated in more than 1 study
**Quantifiable buccal cell FXN levels relative to the median of healthy controls
***Ambulatory status is based on the gait score (E7=5 vs. <5) of the upright stability subscore of the mFARS

Demographics and Baseline Disease Characteristics from Nomlabofusp Phase 1 and 2 Interventional Studies****

	N*	Median	Mean	Min	Max
Age	61	28.0	31.9	19	69
Age of Onset	61	15.0	15.9	5	60
Age of Diagnosis	61	19.0	21.0	5	64
Shorter GAA (GAA_1)	60	550.0	555.8	99	1000
Longer GAA (GAA_2)	60	900.0	890.2	265	1300
Frataxin, % of Control**	57	24.4	23.9	8.7	61.9
mFARS Score	61	52.0	49.5	13.2	74.5
Upright Stability Score	61	32.0	26.9	7.0	35.0
Dominant hand 9-hole peg test	61	71.0	84.8	26.0	229.2
T25-FW Test Score	51	9.9	13.4	4.3	48.5
Left Ventricular Mass (g)	61	163.4	168.0	73.7	398.8
LVEF %	61	63.0	63.5	52	76
Ambulatory Status***					
No	36				
Yes	25				

Larimar Therapeutics

****Data presented at the International Congress for Ataxia Research, November 2024

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Pooled Data from Completed Phase 1 & 2 Studies Confirms Disease & FXN Relationships are Consistent with Literature Quartile FXN Concentration* (pg/mcg) Age at Symptom Onset** Age at Diagnosis** GAA1** GAA2** Q1 (N=14) < 1.31 10.5 14.5 616.5 899.5 Q2 (N=14) 1.31 - <1.95 13.5 23.0 486.0 866.0 Q3 (N=14) 1.95 - <2.30 16.0 19.0 555.0 871.5 Q4 (N=15) ≥ 2.30 19.0 27.0 400.0 933.0 *Quantifiable buccal cell frataxin levels **Median values Median buccal cell FXN concentration in healthy controls = 8.1 ng/mcg Disease Characteristics by Quartiles Based on Buccal Cell FXN Levels at Baseline Baseline Buccal and Skin Cell FXN Levels Buccal cell FXN levels correlated with age of onset and inversely correlated with the number of GAA repeats and rate of disease progression Buccal cell FXN levels correlated with skin cell FXN levels Data presented at the International Congress for Ataxia Research, November 2024

Modeling/Simulation Predicts* 50mg Daily Can Achieve Skin FXN Levels ≥50% of Healthy Controls in Most Patients Dashed red line – 50% the average skin FXN/protein ratio (8.17 pg/ug) in a non-interventional study in healthy controls (HC) Blue line – median of simulated values across trials Red lines – 10th and 90th percentiles Shaded regions – 95% confidence intervals of the corresponding percentiles (10th, 50th, and 90th). 50 mg nomlabofusp daily was predicted to lead to: A median increase of 5.64 (2.3 – 13.5) pg/µg in FXN levels from baseline Increase in skin FXN levels in 59% of simulated patients with FA to levels ≥50% of average skin FXN levels in HC *PK/PD model was developed with data collected from 3 completed studies in adults with FA. A population of virtual FA patients (n = 100, 100 trials) receiving subcutaneous daily doses of 25, 50, 75, or 100 mg nomlabofusp for 40 days was simulated Data presented at the International Congress for Ataxia Research, November 2024

Non-Interventional Study Data

CLIN-1601-002: Top-line Non-interventional Study Results

Non-interventional study measured FXN in homozygous healthy volunteers

Median Frataxin Concentration (pg/µg)
in Homozygous Healthy Volunteers (n = 60)



16.2
8
Skin cells
Buccal cells
[13.5, 18.6] IQR
[6.2, 9.4] IQR

Most patients with FA only produce ~20-40%[1] of normal frataxin levels depending on the tissue, sampling technique, and assay considered

Lower FXN levels seen with typical onset[2] (5 to 15 years of age)

Higher FXN levels seen with late onset[2] (after 25 years of age)

Heterozygous carriers who show no signs of disease have buccal cell FXN levels of ~50% of unaffected healthy persons[1]

FXN concentrations were measured in skin and buccal cells from 60 homozygous healthy volunteers utilizing the same sampling technique and assay as clinical trials of nomlabofusp; FXN levels measured via detection of peptide derived from mature FXN; FXN concentrations normalized to total cellular protein content in each sample. 1. E.C. Deutsch et al. Molecular Genetics and Metabolism 101 (2010) 238–245. 2. Friedreich's Ataxia Research Alliance

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FDA START Pilot Program

START Pilot Program Continues to Expedite the Clinical and Regulatory Development of Nomlabofusp START Pilot Program Support for Clinical Trials Advancing Rare Disease Therapeutics 1 of 7 novel drugs development programs selected by FDA A new milestone-driven program launched by the FDA in September 2023 Designed to accelerate the development of novel therapies for rare diseases Sponsors selected can benefit from: more frequent and rapid ad-hoc FDA interactions help facilitating the development of programs to pre-BLA meeting stage guidance on generating high-quality and reliable data intended to support a BLA CDER Selection Based On Demonstrated development program readiness Potential to address serious and unmet medical need in a rare neurodegenerative condition Alignment of CMC development timelines with clinical development plans Proposed plan where enhanced communication can improve efficiency of product development FDA: Food and Drug Administration; CDER: Center for Drug Evaluation and Research; CMC: Chemistry, Manufacturing, and Controls

FARA

Strong Relationship with FARA – Joined FARA’s TRACK-FA Neuroimaging Consortium as an Industry Partner National, non-profit organization dedicated to the pursuit of scientific research leading to treatments and a cure for FA FARA provides industry with several key items Assistance with patient recruitment and education Access to Global Patient Registry with demographic and clinical information on more than 1,000 FA patients Sponsored a Patient-Focused Drug Development Meeting in 2017 resulting in a publication titled “The Voice of the Patient” TRACK-FA collects natural history data to establish disease specific neuroimaging biomarkers for potential use in clinical trials. Larimar will have access to all study data for use in regulatory filings, as appropriate